SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 7, 2006

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

7945 W. Sahara Avenue, #107, Las Vegas, Nevada	89117
(Address of principal executive offices)	(Zip code)

(702) 363-9307

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 7, 2006, Green Plains Renewable Energy, Inc. announced a proposed public offering of Company securities pursuant to an effective shelf registration statement. The offering has not been priced. The Company is offering an indeterminate number of shares of common stock with a maximum aggregate purchase price of $100,000,000. Each share purchased includes a warrant to purchase 1/5th of an additional share of common stock from the Company at a purchase price of $60.00 per share. The warrants contain a call option that can be exercised on twenty trading days’ notice, and the warrants can otherwise be exercised at any time through December 31, 2008. Up to $50,000,000 of the securities are offered on a “best efforts” basis directly through our officers and directors. The remaining securities are offered on a “best efforts” basis through our lead placement agent, Anderson & Strudwick, Incorporated, and selected dealers that are members in good standing of the National Association of Securities Dealers, Inc.

The offering of the securities will by means of a prospectus, as may be supplemented from time to time, that has been filed with the SEC. The form of the Placement Agent Agreement, Escrow Agreement, and Warrant Certificate to be utilized in connection with the offering are attached as exhibits hereto and are incorporated by reference herein. A copy of the form of a subscription agreement that may be used in connection with sales of securities in the offering directly through officers and directors is also filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

a.	Financial Statements of Businesses Acquired

Not applicable.

b.	Pro Forma Financial Information

Not applicable.

c.	Shell Company Transactions

Not applicable.

d.	Exhibits.

Number	Description
1.1	Form of Placement Agreement
4.1	Form of Warrant Certificate
10.1	Escrow Agreement, by and between the Company, Anderson & Strudwick, Incorporation and U.S. National Bank Association
10.2	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2006	GREEN PLAINS RENEWABLE ENERGY, INC.

	By	/s/ Barry A. Ellsworth
Barry A. Ellsworth President (Principal Executive Officer)

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